PROFESSIONAL SERVICES AGREEMENT

This agreement (the “Agreement”) is entered into as of April 30, 2012 by and between JIMMAR Consulting, Inc. (“Consultant”) and Vertical Health Solutions, Inc., d/b/a OnPoint Medical Diagnostics (“Client”).

PROFESSIONAL SERVICES

1.	Consultant agrees to provide consulting services as outlined in Exhibit I (the “Services”).

2.	Consultant will act as the Client’s CFO and Principal Financial Officer and certify SEC filings as appropriate.

3.	Consultant will not directly or indirectly disclose any Client Confidential Information (defined below), and will secure and protect such information in a manner consistent with the maintenance of Client’s rights therein.

COMPENSATION, INVOICING AND PAYMENT TERMS

1.	Consultant shall be paid at an hourly rate of $130 per hour for all work performed.

2.	This is a contract for hourly rate services. It is not a fixed price, fixed delivery date or “complete for not to exceed” contract.

3.	A retainer amount of $3,000 is due upon signed acceptance of this contract. Periodic billings will be made based on actual hours worked. The final invoice to be submitted upon completion of the engagement will include a complete reconciliation of actual hours billed, retainer and progress billings paid and a final amount due or credit to be refunded to the client.

4.	Any anticipated overruns will be communicated immediately to Client as they are incurred.
5.	Consultant will submit [monthly/bi-weekly] reports of hourly billings with a brief description associated with the hours of work performed. Payments are due on the tenth day after the invoice date.

6.	Consultant is an independent contractor, and as such, takes responsibility for complying with all applicable legal requirements for tax withholding and payroll taxes.

7.	Client is to reimburse Consultant for authorized out-of-pocket expenses. Authorized out-of-pocket expenses shall include but may not be limited to: automobile mileage (at IRS 2012 rate of $0.555 per mile), any out-of-town travel expenses associated with completing the engagement and/or any other reasonable and customary expenses incurred during the course of the engagement. Prior Client authorization is required for reimbursement of any expenses incurred by the Consultant in excess of $100.

TERM OF ENGAGEMENT

1.	The engagement period shall begin on April 30, 2012, and shall extend through July 31, 2012. This contract may be extended past July 31, 2012 as agreed upon by the Client and the Consultant. Any extension is to be in writing and mutually agreed upon by the parties. Any extensions shall be agreed upon by the Client and the Consultant at least fifteen business days prior to the then current term of the existing contract.

2.	Either party may terminate this Agreement upon written notice to the other party if the other party is in material breach of any obligation under this Agreement and such breach is not remedied within thirty (30) days of written notice thereof. Either party may terminate this Agreement at any time, with or without cause, upon a two week written notice thereof.

CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

1.	Consultant acknowledges that in the course of the contract term, Consultant may be provided with, or have access to, Confidential Information belonging to Client or other parties. Confidential Information includes any and all information which any party may consider proprietary or otherwise wish to keep confidential, including, without limitation, customer lists, computer programs, cost or profit figures and projections, credit information, current, future, or proposed products or services, plans and technology, business forecasts, financial records, and accounting records. Consultant agrees to hold in strict confidence all Confidential Information which Consultant uses or to which Consultant gains access during the course of the contract term, and not to use, reproduce, publish, disclose or otherwise make known to any person or entity any Confidential Information, except to the extent required in the performance of Consultant’s engagement to the Client. The terms of this section shall survive the termination of this agreement.

2.	Consultant agrees not to disclose, indirectly or directly, any information or data, the disclosure, which would constitute a violation of any obligation to, or infringe the rights of, any third party.

3.	Consultant may disclose the existence of a consulting arrangement with the Client and use the Client’s name. Such disclosure is limited to marketing materials, resume and/or credentials to be distributed on a limited basis to prospective clients. Any other disclosure requires the prior consent of the Client.

4.	Upon the termination of Consultant’s engagement to any Client, Consultant agrees to immediately return to Client all information, data and any other materials supplied by or obtained from Client in the course of Consultant’s engagement. The Consultant reserves the right to maintain electronic and/or paper copies of work product to the extent that the Consultant abides by items 1 and 2 under “Confidential Information and Intellectual Property” above.

REPRESENTATIONS AND WARRANTIES

1.	Each party represents and warrants to the other that: (i) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (ii) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or constitute a default under any of its contractual obligations.

2.	Consultant represents and warrants that: (i) it will perform the Services using generally accepted industry standards and practices; and (ii) it will perform the Services in accordance with applicable laws and regulations.

3.	THE EXPRESS TERMS OF THIS AGREEMENT ARE IN LIEU OF ALL WARRANTIES, CONDITIONS, TERMS, UNDERTAKINGS AND OBLIGATIONS IMPLIED BY STATUTE, COMMON LAW, CUSTOM, TRADE USAGE, COURSE OF DEALING OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

LIMITATION OF LIABILITY

1.	UNDER NO CIRCUMSTANCES WILL COMPANY BE LIABLE TO CONSULTANT WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, UNDER ANY CONTRACT, STRICT LIABILITY, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY, FOR: (A) ANY INCIDENTAL, PUNITIVE, INDIRECT, SPECIAL, EXEMPLARY, EXTRAORDINARY, RELIANCE, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS; OR (B) ANY OTHER DAMAGES THAT IN THE AGGREGATE EXCEED ALL AMOUNTS PAID OR PAYABLE BY COMPANY TO CONSULTANT HEREUNDER. THE FOREGOING LIMITATION OF LIABILITY WILL APPLY TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW REGARDLESS OF WHETHER COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ANY REMEDY OF ITS ESSENTIAL PURPOSE.

MISCELLANEOUS

1.	The Consultant may not engage the services of additional subcontractors without the prior approval and written consent of the Client.
2.	This Agreement constitutes the entire agreement between the parties with respect to the matters contained herein and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to that subject matter.

3.	This Agreement may be amended or modified only by written consent of the parties. The laws of the State of Minnesota will govern this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

JIMMAR CONSULTING, INC.	ONPOINT MEDICAL DIAGNOSTICS
/s/ James P. Marolt	/s/ William T. Cavanaugh
Signature	Signature
James P. Marolt	William T. Cavanaugh
Printed Name	Printed Name
President	President and CEO
Title	Title

EXHIBIT I - CONSULTING SERVICES OFFERED AND NATURE OF ENGAGEMENT

Consultant’s activities shall include but may not be limited to the following:

  Execute the customary responsibilities typical of a Chief Financial Officer for the Client on a temporary contract basis, including but not limited to the following:
  Assess the Client’s existing finance/accounting process and controls including; existing policies, procedures, practices, systems and supporting documentation
  Prepare quarter end external financial statements and prepare required SEC filings, including Forms 10-Q, 10-K, and 8-K.
  Support quarterly reviews and annual audit performed by the Client’s independent public accountant.
  Support the Chief Executive Officer with financing activities on an as needed basis.
  Perform other tasks and projects as directed by and agreed upon with the Chief Executive Officer.